UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2014

Grandparents.com, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-21537	93-1211114
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

589 Eighth Avenue, 6th Floor New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 646-839-8800

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02	Unregistered Sales of Equity Securities.

On April 4, 2014, Grandparents.com, Inc. (the “Company”) entered into a Note Conversion Agreement with the holder of a convertible promissory note (the “Note”) pursuant to which the holder agreed to convert $1,223,795 in principal and interest due under the Note, as calculated through June 2, 2014, into 6,526,908 shares of the Company’s common stock based on a conversion price of $0.1875 per share. The Note was originally issued on May 31, 2013, accrued interest at 12% per annum, was convertible at any time upon the election of the holder at a conversion price of $0.1875, and was to mature on June 2, 2014. As a result of the issuance of the shares upon conversion of the Note, since February 13, 2014, the date of the Company’s last report on Form 8-K filed under this Item 3.02 (the “Measurement Date”), the Company has issued shares of its common stock aggregating more than 5% of its issued and outstanding common stock in transactions that were not registered under the Securities Act of 1933, as amended (the “Securities Act”).

Since the Measurement Date and through April 9, 2014, and in addition to the issuance described above, the Company has issued the following securities in transactions that were not registered under the Securities Act: (i) to several accredited investors pursuant to separate private transactions, an aggregate of 4,540,000 shares of its common stock and warrants to purchase an aggregate of 1,135,000 shares of its common stock, such warrants being exercisable for a period of five years at an exercise price of $0.25 per share (subject to customary adjustments), for aggregate gross proceeds to the Company of $1,135,000; and (ii) for services rendered to the Company, an aggregate of 105,681 shares of its common stock and warrants to purchase an aggregate of 760,000 shares of its common stock, such warrants being exercisable for a period of five years, of which 460,000 of such warrants are exercisable at a price per share of $0.25 (subject to customary adjustments) and the remaining warrants are exercisable at a price per share of $0.31 (subject to customary adjustments).

In issuing the securities described above, the Company relied upon the exemption from registration provided by section 4(2) of the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 10, 2014	GRANDPARENTS.COM, INC.

	By:	/s/ Steve Leber
Steve Leber
Chairman/Co-Chief Executive Officer